EXHIBIT 25

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|
___________________________

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

355 South Hope Street Suite 2525 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

___________________________

Southwestern Electric Power Company
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-0323455 (I.R.S. employer identification no.)

1 Riverside Plaza Columbus, Ohio (Address of principal executive offices)	43215 (Zip code)
___________________________

Unsecured Notes
(Title of the indenture securities)

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1.    General information. Furnish the following information as to the trustee:

(a)    Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)Whether it is authorized to exercise corporate trust powers.

Yes.

2.    Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.    List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the "Act").

1.    A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.    A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.     A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.    A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762).

6.    The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.    A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.
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SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 9th day of September, 2024.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By: /s/ Ann Dolezal
Name: Ann Dolezal
Title: Vice President

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EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 333 South Hope Street, Suite 2525, Los Angeles, CA 90071

At the close of business June 30, 2024, published in accordance with Federal regulatory authority instructions.

		Dollar amounts
ASSETS		in thousands

Cash and balances due from
depository institutions:
Noninterest-bearing balances and currency and coin		5,196
Interest-bearing balances		320,481
Securities:
Held-to-maturity securities		0
Available-for-sale debt securities		519
Equity securities with readily determinable
fair values not held for trading		0
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold in domestic offices		0
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, held for investment	0
LESS: Allowance for credit losses on loans and leases	0
Loans and leases held for investment, net of allowance	0
Trading assets		0
Premises and fixed assets (including right-of-use assets)		11,540
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets		856,313
Other assets		103,122
Total assets		$1,297,171
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LIABILITIES

Deposits:
In domestic offices		1,073
Noninterest-bearing	1,073
Interest-bearing	0

Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased in domestic offices		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		259,868
Total liabilities		269,671
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		106,831
Not available
Retained earnings		928,399
Accumulated other comprehensive income		0
Other equity capital components		0
Not available
Total bank equity capital		1,036,230
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,036,230
Total liabilities and equity capital		$1,297,171

I, Shana Quinn, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Shana Quinn     )    CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President         )
Loretta A. Lundberg, Managing Director    )    Directors (Trustees)
Jon M. Pocchia, Managing Director        )
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